FOR IMMEDIATE RELEASE
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

First Business Financial Services, Inc. Announces Plans to Consolidate
Three Charters into a Single Bank Operating Subsidiary

--Clients will continue to be served under the First Business Bank brand in Wisconsin, Alterra Bank in the Kansas City market and First Business for trust and investment management and specialty finance--

MADISON, Wis., January 12, 2017 (GLOBE NEWSWIRE) -- First Business Financial Services, Inc. (“First Business” or the “Company”) (NASDAQ:FBIZ) announced plans to consolidate the charters of its three subsidiary banks, First Business Bank, headquartered in Madison, Wisconsin, First Business Bank- Milwaukee, headquartered in Brookfield, Wisconsin, and Alterra Bank (“Alterra”), headquartered in Leawood, Kansas.
The Company’s existing products and services will be unchanged and offered under the names of First Business Bank in Wisconsin, Alterra in the Kansas City market, and First Business for trust and investment management and specialty finance. The Company’s existing management structure is also unchanged, with the current roles and decision making authority retained by First Business’s local banking leaders in Madison, Milwaukee and Kansas City, as well as the heads of First Business’s trust and investment management and specialty finance businesses.
“The First Business operating model was built upon efficiency, and simplifying our legal and governance structure is the next natural step in our evolution as a growing commercial bank,” said Corey Chambas, President and Chief Executive Officer. “The way we function internally will be streamlined and efficient, while still allowing us to continue a locally distinguishable presence across our markets. An overriding reason people and businesses choose to bank with First Business is the relationship they have with our local experts. Our ability to capitalize on the efficiencies of a single charter only enhances our ability to deliver on our value proposition.”
In addition to Federal Reserve supervision of the holding company, which will remain unchanged, First Business’s three chartered bank subsidiaries are currently supervised by a total of four federal and state banking regulators. Regulatory applications will be submitted to consolidate its three bank subsidiaries into First Business Bank’s existing charter in Madison, which would then be supervised only by the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions.
Beyond streamlining bank regulatory processes and relationships, this charter consolidation is designed to accelerate First Business’s ongoing efforts to improve overall operating efficiency. With a single bank charter, the Company expects to eliminate administrative redundancies and increase its flexibility in managing capital, liquidity and funding. In addition, having already integrated most of Alterra’s back office operations into First Business Bank, the Company now plans to eliminate a duplicative technology vendor relationship by fully centralizing its core banking system with the provider already utilized by its Wisconsin subsidiaries.
No personnel changes are anticipated in connection with this charter consolidation plan, which is not designed to eliminate near-term operating expenses. Rather, the operating efficiencies gained through charter consolidation are expected to free resources and capacity for First Business’s people to drive high-quality growth in 2017 and beyond, with the continued objective of moving the Company’s efficiency ratio back toward its long-term operating goal of 58-62%.
The boards of directors of First Business and its bank subsidiaries have unanimously approved the Company’s charter consolidation plans, which have been shared with federal and state banking regulators and are expected to take effect during the second quarter of 2017, subject to regulatory approval.

Conversion of Alterra’s core banking system to First Business Bank’s is expected to be completed later this year.

About First Business Financial Services, Inc.
First Business Financial Services is a Wisconsin-based bank holding company, focused on the unique needs of businesses, business executives and high net worth individuals. First Business offers commercial banking, specialty finance and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.

Forward-Looking Statements
This press release includes “forward-looking” statements related to First Business Financial Services, Inc. that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2015 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Contact:
Corey A. Chambas
President and CEO
First Business Financial Services, Inc. 608-232-5901
cchambas@firstbusiness.com